UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2020

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 13, 2020, Amarin Corporation plc (the “Company”) announced that, based on a preliminary estimate, its total revenue, net for the three months ended March 31, 2020 was approximately $150 million, with the potential to increase modestly when finalized as a result of international revenue, licensing revenue and other considerations. This preliminary estimate predominantly reflects VASCEPA® (icosapent ethyl) sales in the United States. The Company also announced that, based on a preliminary estimate, as of March 31, 2020, its cash and cash equivalents and short-term investments were more than $620 million and less than $50 million remained due on its royalty-like debt instrument.

These financial results were preliminary estimates and based on information available to management as of the date hereof. These estimates could change. The Company’s actual financial results as of and for the three months ended March 31, 2020 are subject to the completion of its financial statements as of and for such period and may differ materially from the preliminary estimates provided herein as a result of the completion of final adjustments, review by the Company’s independent registered public accountants and other developments arising between now and the time that the financial results for such period are finalized. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete quarterly results as of and for the three months ended March 31, 2020 are expected to be announced in connection with the Company’s first quarter financial results earnings conference call and included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including the Company’s preliminary estimate of total revenue, net for the three months ended March 31, 2020 and its potential to increase modestly when finalized, and the Company’s preliminary estimate of cash and cash equivalents and short-term investments and remainder due on its royalty-like debt instrument as of March 31, 2020, are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Factors that could cause actual results to differ materially from those described or projected herein include, among others, uncertainties associated with the completion of the Company’s financial instatements as of and for the three months ended March 31, 2020, including the completion of final adjustments, review by the Company’s independent registered public accountants and other developments arising between now and the time that the financial results for such period are finalized. A further list and description of these risks and other risks and uncertainties associated with an investment in the Company can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and subsequent filings with the Commission, including quarterly reports on Form 10-Q and current reports on Form 8-K, including the Company’s current report on Form 8-K filed on March 30, 2020 (including Exhibit 99.1 incorporated therein by reference). Many of the foregoing risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this report, whether as a result of new information, future events or circumstances or otherwise.

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2020	Amarin Corporation plc

	By:	/s/ John F. Thero
John F. Thero
President and Chief Executive Officer